SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: November 13, 1997



                           MCCLATCHY NEWSPAPERS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          DELAWARE                    1-9824                   940666175
----------------------------    ------------------    -------------------------
(State or Other Jurisdiction       (Commission            (I.R.S. Employer
      of Incorporation)            File Number)         Identification Number)



         2100 "Q" STREET, SACRAMENTO, CA                     95816
    ----------------------------------------              ----------
    (Address of principal executive offices)              (Zip Code)



                                 (916) 321-1846
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)


                                                 Page 1 of 4
                                                 Exhibit Index located at page 4

Item 5.  Other Events.
         ------------

         McClatchy Newspapers, Inc. (the "Registrant") announced an agreement to acquire Cowles Media Company, a Delaware corporation ("Cowles"), publisher of the STAR TRIBUNE, the largest circulating newspaper in the Twin Cities of Minneapolis/St. Paul, Minnesota, in a press release dated November 14, 1997, attached hereto as Exhibit 99.1, which is incorporated by reference and made a part of this Current Report on Form 8-K. Registrant proposes to acquire Cowles, a newspaper, magazine, and information services company headquartered in Minneapolis, in a transaction valued at $1.4 billion, including the assumption of approximately $90 million in existing Cowles debt. The agreement has been approved by the directors of both companies and the transaction is expected to close in March 1998, pending regulatory and stockholder approvals.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c)  Exhibits.

              99.1  Press Release dated November 14, 1997.



                                                 Page 2 of 4
                                                 Exhibit Index located at page 4

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  November 13, 1997

                                         McClatchy Newspapers, Inc.



                                         By  /s/ Karole Morgan-Prager
                                            -----------------------------------
                                                 Karole Morgan-Prager
                                                 General Counsel and Corporate
                                                 Secretary


                                                 Page 3 of 4
                                                 Exhibit Index located at page 4

                                  EXHIBIT INDEX


                                                                  Sequentially
Exhibit No.                         Description                   Numbered Page
-----------                         -----------                   -------------

   99.1             Press Release dated November 14, 1997




                                                 Page 4 of 4
                                                 Exhibit Index located at page 4